Surf Air Mobility Reports Third Quarter Financial Results,

Exceeding Revenue and Adjusted EBITDA Expectations

$50 Million Term Loan Secured to Fund Transformation Plan

and Path to Profitability

Revenue of $28.4 Million as Compared with Revenue of $28.9 Million on a Pro Forma Basis in the Prior Year, Exceeding Expectations of $25 - $28 Million

Adjusted EBITDA Loss of $8.9 Million, Flat as Compared to Prior Year

on a Pro Forma Basis, Exceeding Expectations of a Loss of $10 - $13 Million

LOS ANGELES – November 14, 2024 – Surf Air Mobility Inc. (NYSE: SRFM) (the “Company”), a leading regional air mobility platform, today reported financial results for the third quarter ended September 30, 2024.

“The financial results for the third quarter demonstrate our continued progress on our transformation plan. We are rightsizing our air mobility operations, implementing new processes, driving improved efficiency and repositioning our air mobility operations for sustained profitability,” said Deanna White, Interim CEO and Chief Operating Officer of Surf Air Mobility.

Capital Structure Update:

On November 14, 2024, the Company closed on a new $50 million term loan. The new funding, coupled with significant progress in reducing liabilities during the fourth quarter, unlocks the Company’s ability to complete the rationalization of routes, resolve deferred maintenance, and further improve flight completion rates.

Third Quarter Financial Highlights:

Surf Air Mobility is providing unaudited results for the quarter ended September 30, 2024, as well as unaudited pro forma results for the quarter ended September 30, 2023, which assumes the Company’s acquisition of Southern Airways closed as of the beginning of fiscal year 2023.

Revenue

•
Revenue of $28.4 million for the third quarter 2024 as compared to $28.9 million for the same period of the prior year on a pro-forma basis, exceeding the Company’s expectation of $25.0 million - $28.0 million.

Net Loss

•
GAAP Net Loss improved to $12.2 million as compared with $74.6 million in the prior year period, which includes investment in R&D for electrification and software technology, stock-based compensation, transaction costs and other non-recurring items.
•
Net Loss of $12.2 million for the third quarter of 2024, compared to pro-forma Net Loss of $45.4 million for the same period of the prior year, which includes investment in R&D for electrification and software technology, stock-based compensation, transaction costs and other non-recurring items.

Adjusted EBITDA

•
Adjusted EBITDA loss of $8.9 million for the third quarter 2024, was unchanged compared with a loss of $8.9 million for the same period of the prior year on a pro-forma basis, outperforming company expectations of a loss of $10 million to $13 million.
•
This outperformance was driven by improved On-Demand operations, realized M&A synergies, lower compensation costs, and lower professional expenses across the quarter. Adjusted EBITDA includes investment in R&D for electrification and software technology.
•
See the Adjusted EBITDA table for the reconciliation from Net Loss to Adjusted EBITDA.

Developments on Key Initiatives:

Mobility

•
Revenue for the third quarter was relatively unchanged versus the prior year period on a pro-forma basis.
o
Scheduled service revenue increased by 2% primarily driven by the addition of subsidized route revenue for Williamsport, Purdue and Lanai, partially offset by a lower completion factor. As discussed in the second quarter earnings call, third quarter completion factor was negatively impacted by unplanned maintenance.
o
On Demand service revenue decreased by 13% over the comparable period, which represents the impact of management’s focus on profitability rather than near-term market penetration.
•
As of September 30, 2024, Surf Air Mobility supported 20 communities under the EAS program.
•
The Company has taken delivery of two new aircraft from Textron Aviation in November 2024.

Software

•
The Company continued development of SurfOS software aimed at improving operational efficiency, growing revenue, and reducing costs across the Company's airline brands (Southern, Mokulele, and Surf Air) and its On Demand charter service.
•
The Company announced a plan to form a new venture, Surf Air Technologies LLC, and entered into an agreement with Palantir Technologies Inc. to power its operating system for the Advanced Air Mobility industry.

Electrification

•
Aircraft electrification program remains on track to complete its Cessna Caravan STC in 2027.

•
The Company has an exclusive relationship with Textron Aviation to be their supplier of electrified powertrains for the Cessna Caravan.
•
The Company is actively pursuing the creation of one or more joint ventures or partnerships with key vendors to reduce cost and separately capitalize the Company’s electrification efforts.
•
The Company plans to leverage its platform to enable the launch of third-party electrified aircraft. The Company will support these launches with direct consumer distribution via Surf Air's flight network and operations software tools via SurfOS.

Financial Outlook

•
Fourth Quarter 2024 revenue, in the range of $25 million to $28 million.
•
Adjusted EBITDA loss, in the range of $5 million to $8 million, which excludes the expected impact of stock-based compensation, changes in fair value of financial instruments, and other non-recurring items.

Investor Presentation – November 2024

The Company’s new investor presentation can be found here or by visiting the Company’s investor website at investors.surfair.com.

Conference Call

Surf Air Mobility will host a conference call today at 5:00 pm ET. Interested parties can register in advance to listen to the webcast here or can find a link on the ‘Events & Presentations’ section of our investor relations website.

Alternatively, listeners may dial into the call as follows:
North America - Toll-Free (800) 715-9871
International (Toll) - (646) 307-1963
Conference ID: 4775356

Contacts

For Press:
press@surfair.com

For Investors:
investors@surfair.com

Source: Surf Air Mobility Inc.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and the largest commuter airline in the U.S. by scheduled departures as well as the largest passenger operator of Cessna Caravans in the U.S. In addition to its airline operations, Surf Air is currently developing an AI powered airline software operating system and is working toward certification of electric powertrain technology. We plan to offer our technology solutions to the entire regional air mobility industry to improve safety, efficiency, profitability and reduce emissions.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the credit facility; Surf Air Mobility’s implementation of its transformation strategy; travel trends; developments on key strategic initiatives; Surf Air Mobility’s profitability and future financial results; and Surf Air Mobility’s balance sheet and liquidity;. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

Footnotes

Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Pro Forma Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Pro Forma Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air

Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Pro Forma Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations. Unaudited pro forma financial information for the third quarter and year to date period ended September 30, 2024, assumes the acquisition of Southern Airways closed as of the beginning of 2023.

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2024, and December 31, 2023:

	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash	$506	$1,720
Accounts receivable, net	4,360	4,965
Prepaid expenses and other current assets	9,310	11,051
Total current assets	14,176	17,736
Restricted cash	616	711
Property and equipment, net	44,005	45,991
Intangible assets, net	24,004	26,663
Operating lease right-of-use assets	8,767	12,818
Finance lease right-of-use assets	1,194	1,343
Other assets	5,117	5,727
Total assets	$97,879	$110,989
Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$26,791	$18,854
Accrued expenses and other current liabilities	72,863	59,582
Deferred revenue	14,685	19,011
Current maturities of long-term debt	4,822	5,177
Operating lease liabilities, current	3,707	4,104
Finance lease liabilities, current	259	215
SAFE notes at fair value, current	22	25
Convertible notes at fair value, current	—	7,715
Due to related parties, current	9,953	25,431
Total current liabilities	133,102	140,114
Long-term debt, net of current maturities	17,707	20,617
Convertible notes at fair value, current	8,036	—
Operating lease liabilities, long term	3,215	5,507
Finance lease liabilities, long term	1,013	1,137
Due to related parties, long term	48,997	1,673
Other long-term liabilities	21,419	19,426
Total liabilities	$233,489	$188,474
Commitments and contingencies (Note 12)
Shareholders’ equity (deficit):
Common shares, $0.0001 par value; 800,000,000 shares authorized as of both September 30, 2024 and December 31, 2023; 13,489,712 shares issued and outstanding as of September 30, 2024 and 10,878,633 shares issued and outstanding as of December 31, 2023	$1	$1
Additional paid-in capital	543,097	525,049
Accumulated deficit	(678,708)	(602,535)
Total shareholders’ deficit	$(135,610)	$(77,485)
Total liabilities and shareholders’ deficit	$97,879	$110,989

Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2024 and 2023: (in thousands, except share and per share data):

	Three Months Ended September 30,
	2024	2023
Revenue	$28,386	$21,967
Operating expenses:
Cost of revenue, exclusive of depreciation and amortization	27,496	20,610
Technology and development	5,710	2,877
Sales and marketing	1,282	4,529
General and administrative	415	55,618
Depreciation and amortization	2,121	1,356
Total operating expenses	37,024	84,990
Operating loss	$(8,638)	$(63,023)
Other income (expense):
Changes in fair value of financial instruments carried at fair value, net	$(1,249)	$(10,926)
Interest expense	(2,087)	(935)
Gain (loss) on extinguishment of debt	—	63
Other income (expense)	(265)	(3,359)
Total other income (expense), net	$(3,601)	$(15,157)
Loss before income taxes	(12,239)	(78,180)
Income tax benefit	14	3,571
Net loss	$(12,225)	$(74,609)
Net loss per share applicable to common shareholders, basic and diluted	$(0.94)	$(9.55)
Weighted-average number of common shares used in net loss per share applicable to common shareholders, basic and diluted	12,970,898	7,813,573

Unaudited Pro Forma Financial Measures; Reconciliation of Net Loss to Adjusted EBITDA for the Three Months Ended September 30, 2024 and Pro forma Net Loss to Pro forma Adjusted EBITDA for the Three Months Ended September 30, 2023 (in thousands):

	Three Months Ended September 30,
	2024	2023 (Proforma)
Net loss	$(12,225)	$(45,358)
Addback:
Depreciation and amortization	2,121	2,068
Interest expense	2,087	1,192
Income tax expense (benefit)	(14)	(267)
Stock-based compensation expense(1)	(5,353)	33,442
Changes in fair value of financial instruments(2)	1,249	—
Transaction costs(3)	70	—
Data license fees(4)	3,125	—
Adjusted EBITDA	$(8,940)	$(8,923)

(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards.

(2)Represents fluctuations in the fair value of financial instruments carried at fair value. The fair values of the convertible notes, preferred stock warrant liabilities, and derivative liabilities were based on the values of the notes, warrants, and derivatives upon conversion due to the weighted probability associated with certain events.

(3)Represents costs related to a public company transaction, including accounting, legal, and listing costs.
(4) Represents costs related to initial license fees under the Textron Licensing Agreement.